UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022 (January 3, 2022)

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 Cutter Mill Road, Suite 322

Great Neck New York 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO (will be changed to “SGLY”)	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On January 3, 2022, the Registrant filed Articles of Amendment (“Articles of Amendment”) with the Virginia State Corporation Commission (“SCC”) to change the Registrant’s corporate name from Sino-Global Shipping America, Ltd. to Singularity Future Technology Ltd. The Articles of Amendment and name change were effective January 3, 2022. A copy of the Certificate of Amendment is attached as Exhibit 3.1. The Articles of Amendment reflecting this name change is attached as Exhibit 3.2.

The Registrant’s common stock is expected to trade on the NASDAQ Stock Market under the new ticker symbol "SGLY", beginning on January 7, 2022, and NASDAQ is expected to announce the Registrant’s name and ticker symbol change at 1:00 PM on January 6, 2022 Eastern Time.

The Registrant issued a press release announcing its name change and ticker symbol change on January 5, 2022. The press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment
3.2	Articles of Amendment
99.1	Press Release dated January 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2022

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Yang Jie
Name:	Yang Jie
Title:	Chief Executive Officer

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